Exhibit 107

Calculation of Filing Fee Tables

Form F-10
(Form Type)

New Pacific Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	Common Shares, Preferred Shares, Debt Securities, Warrants, Units and Subscription Receipts(1)	457	(o)	$200,000,000	(1)		(1)	$200,000,000	(1)(2)	$0.00011020	$22,040.00
Fees Previously Paid	-	-	-		-		-		-		-	-
	Total Offering Amounts								$200,000,000
	Total Fees Previously Paid											-
	Total Fee Offsets											21,820.00
	Net Fee Due											$220.00

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, warrants, units and subscription receipts of the registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed $200,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2-Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims	New Pacific Metals Corp.	F-10	333-257344	06/24/21		$21,820	(1)	Unallocated (Universal) Shelf		(1)		(1)	$200,000,000
Fee Offset Sources	New Pacific Metals Corp.	F-10	333-257344		06/24/21									$21,820.00

(1)	On June 24, 2021, the registrant initially filed a Registration Statement on Form F-10 (File No. 333-257344) (the “Prior Registration Statement”), which registered an aggregate principal amount of $200,000,000 of common shares, preferred shares, debt securities, warrants, units and subscription receipts to be offered by the registrant from time to time. No securities were sold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is carrying forward to this registration statement $21,820 that was previously paid in connection with the Registrant’s Prior Registration Statement (File No. 333-257344). The Registrant has terminated or completed any offering that included the unsold securities under the Prior Registration Statement.